UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

WATSCO, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-5581	59-0778222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive Suite 901
Miami, Florida		33133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 714-4100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 23, 2026, Watsco, Inc., a Florida corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) together with Jackson Supply Company, a Texas corporation (“Seller”), Jackson Supply LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Buyer”), and the other parties thereto, pursuant to which Buyer has agreed to purchase the assets, and assume certain of the liabilities, comprising the HVAC distribution business of Jackson (the “Business”). Pursuant to the Purchase Agreement, upon consummation of the contemplated transaction (the “Closing”), the Company has agreed to issue to Seller a number of shares of the Company’s Common stock, par value $0.50 per share (“Common Stock”), equal to $198.0 million, net of the Business’ debt and transaction expenses, divided by the daily volume-weighted average price of the Common Stock on the New York Stock Exchange for the ten most recent trading days immediately preceding the Closing (the “Consideration Shares”). Of the Consideration Shares, $25.0 million of such shares will be held in escrow for a period of up to 12 months following the Closing in connection with customary purchase price adjustments and indemnification obligations of Seller. Closing is subject to the satisfaction or waiver of customary closing conditions, including regulatory approval, the accuracy of the parties’ respective representations and warranties and the performance in all material respects of the parties’ respective covenants under the Purchase Agreement.

Based on the daily volume-weighted average price of the Common Stock on the New York Stock Exchange for the ten most recent trading days ended April 27, 2026, and assuming no adjustments for debt or transaction expenses, the Company would issue an aggregate of 458,985 Consideration Shares to Seller at Closing. The foregoing number of Consideration Shares is only an estimate, and the actual number of Consideration Shares to be issued under the Purchase Agreement is subject to Closing and the finalization of the calculations and purchase price adjustments set forth above.

The Consideration Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Company offered the Consideration Shares in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. Seller represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Consideration Shares for investment and not with a view to distribution thereof in violation of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSCO, INC.

Date:	April 29, 2026	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer